SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                         1934 (Amendment No.    )

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/ /    Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

 ......................................................................
                             TECO Energy, Inc.
             (Name of Registrant as Specified In Its Charter)

 ......................................................................
  (Name of Person(s) filing Proxy Statement if other than the Registrant)

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       [TECO Energy Logo]



                                                                March 6, 2000



                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON APRIL 19, 2000


            The Annual Meeting of the Shareholders of TECO Energy, Inc. will be held at the principal office of the Corporation, TECO Plaza, 702 North Franklin Street, Tampa, Florida, on Wednesday, April 19, 2000 at 11:30 a.m., for the following purposes:

            1.   To elect five directors.

            2. To approve the Corporation's performance-based compensation program for purposes of Section 162(m) of the Internal Revenue Code.

            3. To consider and act on such other matters as may properly come before the meeting.

            Shareholders of record at the close of business on February 11, 2000 will be entitled to vote at the meeting and at any adjournments thereof.

            Even if you plan to attend the meeting, you are requested to either mark, sign and date the enclosed proxy card and return it promptly in the accompanying envelope or vote by telephone or internet by following the instructions on the proxy card. If you attend the meeting and wish to vote in person, your proxy will not be used.


                                     By order of the Board of Directors,



                                     D. E. Schwartz, Secretary




       TECO ENERGY, INC.
       P.O. Box 111   Tampa, Florida 33601  (813) 228-4111




                                  TECO ENERGY, INC.
                         P.O. Box 111, Tampa, Florida 33601

                                   PROXY STATEMENT


            The enclosed proxy is solicited on behalf of the Board of Directors of TECO Energy, Inc. (the "Corporation") to be voted at the Annual Meeting of Shareholders of the Corporation to be held at the time and place and for the purposes set forth in the foregoing notice. This proxy statement and the enclosed proxy are being mailed to shareholders beginning on or about March 6, 2000.


                                VOTING OF SECURITIES

            As of February 11, 2000, the record date for the determination of shareh olders entitled to vote at the meeting, the Corporation had outstanding 126,618,249 shares of Common Stock, $1 par value ("Common Stock" ), the only class of stock of the Corporation outstanding and
       entitled to  vote at  the meeting.   The holders  of Common  Stock are
       entitled to one vote for each share registered in their names on the record date with respect to all matters to be acted upon at the meeting.

            The presence at the meeting, in person or by proxy, of a majority of the shares outstanding on the record date will constitute a quorum. Abstentions and broker non-votes will be considered as shares present for purposes of determining the presence of a quorum.

            A shareholder submitting a proxy may revoke it at any time before it is exercised at the meeting by filing with the Secretary of the Corporation a written notice of revocation, submitting a proxy bearing a later date or attending the meeting and voting in person.

            Shares represented by valid proxies received will be voted in the
       manner specified on the proxies.   If no instructions are indicated on
       the proxy, the proxy will be voted for the election of the nominees for director named below and for the approval of the performance-based compensation criteria described below.

            The affirmative vote of a majority of the Common Stock represented at the meeting in person or by proxy will be required to elect directors and to approve the performance-based compensation criteria. Abstentions will be considered as represented at the meeting and, therefore, will be the equivalent of a negative vote; broker non-votes will not be considered as represented at the meeting.



                                ELECTION OF DIRECTORS

            The Corporation's Bylaws provide for the Board of Directors to be divided into three classes, with each class to be as nearly equal in number as possible. As the term of one class of directors expires, their successors are elected for a term of three years at each annual meeting of shareholders. Mrs. Baldwin and Messrs. Fagan, Guinot and Sovey have been nominated for terms expiring in 2003, and Mr. Culbreath has been nominated to serve for a term expiring in 2001. Each of these nominees has consented to serve if elected. If any nominee is unable to serve, the shares represented by valid proxies will be voted for the election of such other person as the Board may designate.

            The following table contains certain information as to the nominees and each person whose term of office as a director will continue after
       the  meeting.   Information on  the share ownership  of each  of these
       individuals is included under " Share Ownership" below.


             Name      Age   Principal Occupation  Director   Present
                                 During Last       Since (1)   Term
                            Five Years and Other              Expires
                            Directorships Held (1)

        DuBose Ausley   62  Chairman,   Ausley   &   1992      2002
                            McMullen  (attorneys),
                            Tallahassee,  Florida;
                            formerly     Chairman,
                            Macfarlane,    Ausley,
                            Ferguson  &   McMullen
                            (attorneys)          ,
                            Tallahassee,  Florida;
                            also  a  director   of
                            Sprint Corporation and
                            Capital   City    Bank
                            Group, Inc.

        *Sara L.        68  Private     Investor ;   1980      2000
        Baldwin             formerly        Vic  e
                            President, Baldwin and
                            Sons, Inc.  (insurance
                            agency),      Tampa  ,
                            Florida

        *Hugh L.       78   Retired;     formerl y   1971      2000
        Culbreath           Chairman of the Board,
                            TECO Energy, Inc.

        *Robert D.      55  Chairman of the Board,   1999      2000
        Fagan               President  and   Chief
                            Executive     Officer,
                            TECO   Energy,   Inc.;
                            formerly    President,
                            PP&L   Global,    Inc.
                            (independent   power),
                            Fairfax, Virginia




             Name      Age   Principal Occupation  Director   Present
                                 During Last       Since (1)   Term
                            Five Years and Other              Expires
                            Directorships Held (1)

        James L.        56  President,     Ferman	1985      2002
        Ferman, Jr.         Motor   Car   Company,
                            Inc.     (automobile
                            dealerships),   Tampa,
                            Florida; also Chairman
                            of The  Bank of  Tampa
                            and    its     holding
                            company,   The   Tampa
                            Banking Company

        *Luis Guinot,   64  Partner,  Shapiro  and   1999      2000
        Jr.                 Olander,        P.A  .
                            (attorneys)          ,
                            Washington,     D.C. ;
                            formerly United States
                            Ambassador   to    the
                            Republic   of    Costa
                            Rica; also a  director
                            of Rica Foods, Inc.

        Tom L. Rankin   59  Independent Investment   1997      2001
                            Manager;     formerl y
                            Chairman of the  Board
                            and  Chief   Executive
                            Officer, Lykes Energy,
                            Inc.    (the    former
                            holding  company   for
                            the    Peoples     Gas
                            companies)  and  Lykes
                            Bros. Inc.

        *William P.     66  Chairman of the Board,   1996      2000
        Sovey               Newell    Ru bbermaid,
                            Inc.      (consume   r
                            products),   Freeport,
                            Illinois;     formerly
                            Chairman of the  Board
                            and  Chief   Executive
                            Officer,  Newell  Co.;
                            also  a  director   of
                            Acme Metals, Inc.




             Name      Age   Principal Occupation  Director   Present
                                 During Last       Since (1)   Term
                            Five Years and Other              Expires
                            Directorships Held (1)

        J. Thomas       61  Managing Partner,  The   1987      2001
        Touchton            Witt-Touchton  Company
                            (private    investment
                            partnership),   Tampa,
                            Florida;    also     a
                            director of 18 Merrill
                            Lynch-sponsored mutual
                            funds

        John A.         71  President,   John   A.   1991      2001
        Urquhart            Urquhart    Associates
                            (managemen          t
                            consultants)         ,
                            Fairfield, Connecticut
                            and Senior Advisor  to
                            the  Chairman,   Enron
                            Corp.    (di versified
                            natural gas  company),
                            Houston,      Texas  ;
                            formerly  Senior  Vice
                            President,       G.E .
                            Industrial   &   Power
                            Systems,      Genera l
                            Electric Company; also
                            a     director      of
                            Catalytica,     Inc. ,
                            Enron    Corp.     and
                            Hubbell Incorporated

        James O.        68  Retired; formerly Vice   1976      2002
        Welch, Jr.          Chairman, RJR Nabisco,
                            Inc.   and   Chairman,
                            Nabisco Brands,  Inc.;
                            also  a  director   of
                            Kmart Corporation  and
                            Vanguard   Group    of
                            Investment Companies
       ____________
        *Nominee for election as director

       (1) All of the directors of the Corporation also serve as directors of Tampa Electric Company, and the period of service shown includes service on Tampa Electric Company's Board prior to the formation of the Corporation on January 15, 1981. On April 15, 1981, the Corporation became the corporate parent of Tampa Electric Company as a result of a reorganization.

            The Board of Directors held seven meetings in 1999. All directors attended at least 75% of the meetings of the Board and Committees on which they served.

            The Corporation has standing Audit and Compensation Committees of the Board of Directors. It does not have a Nominating Committee. The Compensation Committee, which met five times in 1999, is currently compos ed of Mrs. Baldwin and Messrs. Sovey, Urquhart and Welch
       (Chairman).   The Audit Committee  met twice in 1999;  it is currently
       composed of Messrs. Ferman, Rankin and Touchton (Chairman), as well as Edward L. Flom, who is retiring from the Board effective the date of the
       annual  meeting.   For additional  information about  the Compensation
       Committee and the Audit Committee, see "Executive Compensation - Compensation Committee Report on Executive Compensation" and "Information Concerning Auditors and Audit Committee" below.

            The Corporation paid $1,002,339 for legal services rendered during 1999 by Ausley & McMullen, of which Mr. Ausley serves as Chairman. In addition, the Corporation paid $75,000 in 1999 for the use of an outdoor recreational and conference facility operated by a partnership in which Mr. Ausley has an indirect 50% interest.

            Lykes Bros. Steamship Co., Inc., of which Mr. Rankin served as an executive officer until May 1996, filed for reorganization under Chapter 11 of the federal bankruptcy laws on October 11, 1995.

       Compensation of Directors

            Directors who are not employees or former employees of the Corporation or any of its subsidiaries are paid an annual retainer of $27,000 and attendance fees of $750 for each meeting of the Board of the Corporation, $750 for each meeting of the Board of Tampa Electric Company and $1,000 for each meeting of a Committee of the Board on which they serve. Directors may elect to receive all or a portion of their compensation in the form of Common Stock. Directors may also elect to defer any of their cash compensation with a return calculated at either the 90-day U.S. Treasury bill rate or a rate equal to the total return on the Corporation's Common Stock.

            The Corporation has an agreement with Mr. Culbreath under which he will provide consulting services to the Corporation through December 31, 2000 for compensation at a rate of $175,000 per year. Mr. Culbreath served as Chief Executive Officer of the Corporation until April 1989 and retired as an employee in April 1990 at which time the consulting relationship commenced. The agreement provides a severance benefit (in the event of termination of Mr. Culbreath's consultancy following a change in control of the Corporation) equal to the total compensation that would have been payable over the remaining term of the agreement.

            All non-employee directors participate in the Corporation's 1997 Director Equity Plan, which allows for a variety of equity-based awards. In 1999, each new non-employee director received an option for 10,000 shares of Common Stock and each reelected non-employee director received a grant of 325 shares and an option for 2,000 shares of Common Stock. The exercise price for these options is the fair market value on the date of grant. They are exercisable immediately and expire ten years after grant or earlier as provided in the plan following termination of service on the Board.


                                   SHARE OWNERSHIP

            There is no person known to the Corporation to be the beneficial owner of more than five percent of the outstanding Common Stock as of December 31, 1999.

            The following table sets forth the shares of Common Stock beneficially owned as of January 31, 2000 by the Corporation's directors and nominees, the individuals named in the summary compensation table below and the Corporation's directors and executive officers as a group. Except as otherwise noted, such persons have sole investment and voting power over the shares. The number of shares of the Corporation's Common Stock beneficially owned by any director or executive officer does not exceed 1% of such shares outstanding at January 31, 2000; the percentage beneficially owned by all directors and executive officers as a group as of such date is 1.8%.

       Name                 Shares(1)      Name                Shares(1)

       Girard F. Anderson   336,667(2)     J. Thomas Touchton   36,811
       DuBose Ausley         42,473        John A. Urquhart     33,848(8)
       Sara L. Baldwin       32,729(3)     James O.Welch, Jr.   38,411(9)
       Hugh L. Culbreath     62,800(4)     Roger H. Kessel     147,844(2)
       Robert D. Fagan      195,717(2)     John B. Ramil        96,277(2)(10)
       James L. Ferman, Jr.  43,400(5)     William N. Cantrell 148,404(2)(11)
       Edward L. Flom        37,738(6)     Royston K. Eustace   96,051(2)
       Luis Guinot, Jr.      10,000        All directors and
       Tom L. Rankin        936,619(7)     executive officers as
       William P. Sovey      18,757        a group (21
                                           persons)          2,275,886(2)(12)

       (1) The amounts listed include the following shares that are subject to options granted under the Corporation's stock option plans: Mr. Anderson, 264,290 shares; Mr. Ausley, 24,000 shares; Mrs. Baldwin and Messrs. Culbreath, Ferman, Flom, Touchton and Welch, 26,000 shares each; Mr. Fagan, 140,000 shares; Mr. Guinot, 10,000 shares; Mr. Rankin, 14,000 shares; Mr. Sovey, 16,000 shares; Mr. Urquhart,
            23,200  shares;   Mr. Kessel, 129,018  shares; Mr.  Ramil, 75,837
            shares; Mr. Cantrell, 83,515 shares; Mr. Eustace, 74,574 shares; and all directors and executive officers as a group, 994,607 shares.

       (2) The amounts listed include the following shares that are held by benefit plans of the Corporation for an officer's account: Mr. Anders on, 9,692 shares; Mr. Fagan, 30 shares; Mr. Kessel, 3,406 shares; Mr. Ramil, 3,682 shares; Mr. Cantrell, 8,387 shares; Mr. Eustace, 4,107 shares; and all directors and executive officers as a group, 38,551 shares.

       (3) Includes 350 shares held by a trust of which Mrs. Baldwin is a trustee.

       (4) Includes 6,000 shares owned by Mr. Culbreath's wife, as to which shares he disclaims any beneficial interest.

       (5) Includes 11,395 shares owned jointly by Mr. Ferman and his wife. Also includes 985 shares owned by Mr. Ferman's wife, as to which shares he disclaims any beneficial interest.

       (6) Includes 1,596 shares owned by Mr. Flom's wife, as to which shares he disclaims any beneficial interest.

       (7) Includes 1,343 shares owned by Mr. Rankin's wife, as to which shares he disclaims any beneficial interest.

       (8) Includes 1,000 shares owned by Mr. Urquhart's wife, as to which shares he disclaims any beneficial interest.

       (9) Includes 2,000 shares owned by a charitable foundation of which Mr. Welch is a trustee.

       (10) Includes 1,586 shares owned jointly by Mr. Ramil and other family members.

       (11) Includes 16,600 shares owned by Mr. Cantrell's wife, as to which shares he disclaims any beneficial interest.

       (12) Includes a total of 37,280 shares owned jointly. Also includes a total of 27,524 shares owned by spouses, as to which shares beneficial interest is disclaimed.


                        SHAREHOLDER RETURN PERFORMANCE GRAPH

            The following graph shows the cumulative total shareholder return on the Corporation's Common Stock on a yearly basis over the five-year period ended December 31, 1999, and compares this return with that of the S&P 500 Composite Index and the S&P Electric Utilities Index. The graph assumes that the value of the investment in the Corporation's Common Stock and each index was $100 on December 31, 1994 and that all dividends were reinvested.


                       [SHAREHOLDER RETURN PERFORMANCE GRAPH]




                                            December 31, 1999


                                    1994  1995  1996  1997  1998 1999

              TECO Energy, Inc.     $100  $133  $131  $160  $167 $117

              S&P Electric          $100  $131  $131  $165  $191 $154
              Utilities Index

              S&P 500 Index         $100  $138  $169  $226  $290 $351


                               EXECUTIVE COMPENSATION

               Compensation Committee Report On Executive Compensation

            The Compensation Committee of the Board of Directors, composed entirely of independent, non-employee directors, recommends to the Board the compensation of executive officers and administers the Corporation's
       long-term  incentive   plan.    The  objective  of  the  Corporation's
       compensation program is to enhance shareholder value by attracting and retain ing the talent needed to manage and build the Corporation's
       businesses.   The Committee seeks, therefore,  to provide compensation
       opportunities  that   are  competitive  and  link   the  interests  of
       shareholders and executives.

            Upon the Committee's recommendation, the Board in 1996 adopted stock ownership guidelines of five times base salary for the CEO and three times base salary for the other executive officers. These guidelines allow the executives five years to acquire this amount of stock and do not recognize stock options as shares owned.

            The components of the Corporation's executive compensation program, base salary, annual incentive awards and long-term incentive awards, are described below.

            Base Salary. Base salary is designed to provide each executive with a fixed amount of annual compensation that is competitive with the marketplace. The Corporation's salary structure for its executive officers utilizes various salary grade ranges and associated midpoints. Each executive officer is assigned to a salary grade by the Board, on the recommendation of the Committee, based on the officer's experience level and scope of responsibility and a market assessment conducted by the Corporation's outside consultant, Towers Perrin, of the median compensation paid to executives with similar positions by organizations having comparable revenues. For purposes of this market assessment, general industry organizations are used as the benchmark for all executive officers except the operating unit presidents who are benchmarked against organizations in the respective industries in which they operate. Each year, the Committee adjusts the salary ranges based on surveys by outside consultants of expected changes in compensation levels at general industrial and electric utility companies and recommends adjustments to the base salaries for the executive officers. In 1999, adjustments were made to the base salaries for each continuing executive officer. In making these adjustments, the Committee took into accoun t the midpoint of the officer's assigned salary grade and the
       Committee's   subjective  evaluation   of  the   officer's  individual
       performance.   For 1999, Mr. Anderson's and  Mr. Fagan's base salaries
       were 97% and 99% of the midpoint of their respective salary grades.

            Annual Incentive Awards. The Corporation has an annual incentive program intended to encourage actions that contribute to improved operating and financial results which provides for incentive awards based on the achievement of corporate and individual performance goals. Target awards can range up to 60% of the midpoint of the salary range for the CEO, 40-50% for the other named executive officers and lower percentages for other officers. In setting these percentages, the Committee used data from the market assessment referred to above. Under the Corporation's program, additional payments of up to 50% of the target awards may be made if the goals are exceeded; lesser amounts may be paid if the goals are not achieved, but only if the Corporation's net
       income  exceeds a threshold designated  for that year.   The Board may
       decide to adjust awards if the plan formula would unduly penalize or reward management and, in individual cases, to vary the calculated award based on the officer's total performance. Executive officers may elect to receive all or a portion of their annual incentive award in the form of Common Stock.

            The 1999 objectives for all the executive officers under the incentive program included overall operating and financial performance targets measured by the Corporation's net income and return on equity on an absolute basis and by the Corporation's earnings per share growth and return on equity relative to other companies in the industry. 60% of Mr. Anderson's and Mr. Fagan's 1999 target award was based on these factor s. Additional quantitative targets were used for some of the other executive officers including, in the case of certain officers, targets relating specifically to the performance of the companies for which they have chief operating responsibility. The financial results for 1999 were adjusted for these purposes to exclude the favorable impact of the Corporation's share repurchase program, as well as one-time charges that related to management transition costs and prior periods.

            In addition to measuring performance against the 1999 quantitative targets, the Committee evaluated each executive's performance against
       qualitative objectives.   These objectives  focused on aspects  of the
       Corporation's business that directly related to the executive officer's individual responsibilities. 40% of Mr. Anderson's and Mr. Fagan's 1999
       target  award  was based  on  these qualitative  objectives.   In  Mr.
       Anderson's case, these objectives related to management succession and actions with respect to opportunities for future growth. In Mr. Fagan's case, these objectives related to the sharpening of strategic direction and focus to enhance shareholder value and actions with respect to opportunities for future growth. The Committee's review consisted of a subjective evaluation of the officer's achievement of these objectives. Based on this evaluation and the Corporation's 1999 net income, earnings per share and return on equity, Mr. Anderson and Mr. Fagan received an incentive award of 54% and 50% of the midpoint of their respective salary grades.

            Long-Term  Incentive  Awards.   The  long-term  component of  the
       Corporation's incentive compensation program consists of equity-based grants which have been in the form of stock options and restricted stock. These grants are designed to create a mutuality of interest with shareholders by motivating the CEO and the other executive officers and key personnel to manage the Corporation's business so that the shareholders' investment will grow in value over time. The Committee's policy has been to base individual awards on an annual study by Towers Perrin comparing the value of long-term incentive grants to salary levels in general industry.

            For 1999, the value of the long-term incentive grants to executive officers was split evenly between stock options and performance-based restricted stock. The payout for this performance-based restricted stock is dependent upon the total return of the Common Stock over a three-year period relative to that of the Dow Jones Electric Utility Index. If the Common Stock underperforms this index during the three-year period, all of the shares are forfeited; if the total return is equal to that of the index, 1/2 of the shares are forfeited; and if the total return exceeds that of the index by 30 percentage points or more, the shares are paid out at 200% of the amount awarded. Payouts can also occur at varying levels if the total return is greater than that of the index by less than 30 percentage points.

            The Committee does not normally consider the amount of an individual's outstanding or previously granted options or shares in
       determining the size of the grant.   The 85,790 options and the 15,141
       shares of performance-based restricted stock granted to Mr. Anderson in April of 1999 reflected the policies described above and, as in the case of the other executive officers, the results of the Committee's review of his performance conducted when it considered his base salary for
       1999.    The 140,000  options and  25,000 shares  of performance-based restri cted stock granted to Mr. Fagan in May of 1999 reflect the recommendations of Towers Perrin as to a competitive long-term incentive package with a payout that is dependent upon share price performance. The exercise prices for Mr. Fagan's options were fair market value ("FMV") for one-third, 105% of FMV for one-third and 110% of FMV for one-third of the options. To replace restricted stock from Mr. Fagan's previous employer that was forfeited as a result of his employment by the Corporation, the Committee made a one-time grant to Mr. Fagan of 14,015 shares of restricted stock that will vest after five years of continued employment.

            With respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code, the Corporation does not expect to have any significant amount of compensation exceeding the
       $1-million   annual  limitation.    Accordingly,   the  Committee  has
       recommended that the Corporation continue to structure its executive compensation program to meet the objectives described in this report. Upon approval by the shareholders of the proposal set forth below relating Section 162(m), the performance-based restricted stock will be eligible for an exemption as performance-based incentive compensation
       pursuant  to   Section  162(m).    Compensation  attributable  to  the
       Corporation's stock options will not be subject to the Section 162(m) limit because of the performance-based exemption.


                                     By the Compensation Committee,

                                     James O. Welch, Jr. (Chairman)
                                     Sara L. Baldwin
                                     William P. Sovey
                                     John A. Urquhart

            The following tables set forth certain compensation information for both of the individuals who served as Chief Executive Officer of the Corporation and each of the four other most highly compensated executive officers of the Corporation and its subsidiaries in 1999.



                                                   Summary Compensation Table
                                                                           Long-Term
                                               Annual                    Compensation
                                            Compensation                    Awards
                                                         Other
                                                        Annual    Restricted    Shares     All Other
       Name and                                        Compen-      Stock     Underlying   Compen-
       Principal Position    Year    Salary  Bonus(1)  sation(2)  Awards(3) Options/SARs(#) sation(4)
       Girard F. Anderson    1999  $500,000  $280,000                              85,790   $19,347
       Former Chairman,      1998   500,000   270,500              $360,713        66,500    20,472
       President and Chief   1997   418,250   193,247               386,613                  17,487
       Executive Offiver(5)

       Robert D. Fagan       1999   253,333   266,321   $243,070    328,477       140,000     2,111
       Chairman, President
       and Chief Executive
       Officer

       Roger H. Kessel       1999   290,000    81,688                              30,918    12,378
       Former Executive      1998   271,500   115,000                99,675        25,100    11,286
       Vice President(6)     1997   258,500   100,000               179,763                  11,161

       John B. Ramil         1999   255,000   125,982                              36,807    10,317
       President of Tampa    1998   237,500   147,500               132,208        16,830    10,490
       Electric Company      1997   175,833    48,000                96,038                   7,975

       William N. Cantrell   1999   255,000   101,579                              33,485    10,776
       President-Peoples     1998   230,000   115,000               132,208        16,830     9,342
       Gas Companies         1997   180,000    75,000               118,200                   8,052

       Royston K. Eustace    1999   232,500    70,856                              27,849     9,998
       Senior Vice           1998   218,750    85,000                79,048        20,125     9,166
       President-Business    1997   200,000    67,500               130,513                   8,844
       Development

       (1) Since the portion of each executive officer's annual bonus that is based on the Corporation's 1999 earnings per share growth and return on equity relative to that of other companies in the industry is determined using comparative data that was not available at the time of printing of this document, this portion of the annual bonus for 1999 will be reported in the 2001 proxy statement. Messrs. Fagan and Cantrell elected to receive their 1999 annual incentive award in the form of Common Stock.

       (2) Included in the reported amount is $239,472 for Mr. Fagan's relocation expenses and an associated tax gross-up.

       (3) The reported values of the restricted stock awards were determined using the closing market price of the Common Stock on
            the  date of grant.   Restricted stock holdings  and the values
            thereof based on the closing price of the Common Stock on December 31, 1999 were as follows: Mr. Fagan, 39,015 shares ($724, 216); Mr. Ramil, 15,171 shares ($281,612); Mr. Cantrell,
            15,485  shares  ($287,440);  and  Mr.  Eustace,  17,370  shares
            ($322,431).    Holders of  restricted  stock  receive the  same
            dividends as holders of other shares of Common Stock.

       (4) The reported amounts for 1999 consist of premiums paid by the Corporation to the Executive Supplemental Life Insurance Plan ($248 for Mr. Fagan and $372 for each of the other named executive officers), with the balance in each case being employer contributions under the TECO Energy Group Retirement Savings Plan and Retirement Savings Excess Benefit Plan.

       (5)  Mr. Anderson retired from the Corporation effective November 30,
            1999.

       (6)  Mr. K essel retired from the Corporation effective December 31,
            1999.



                                         Option/SAR Grants in Last Fiscal Year

                                                   Individual Grants


                                   Number       % of Total
                                 Of Shares     Options/SARs    Exercise                   Grant
                                Underlying      Granted to      or Base                   Date
                               Options/SARs    Employees in      Price    Expiration    Present
       Name                      Granted(1)    Fiscal Year     Per Share     Date       Value(2)

       Girard F. Anderson          85,790          7.41        $21.4063    04/20/09     $324,133

       Robert D. Fagan             46,667          4.03         21.4063    05/23/09      176,318
                                   46,667          4.03         22.4766    05/23/09      172,127
                                   46,666          4.03         23.5469    05/23/09      167,573

       Roger H. Kessel             30,918          2.67         21.4063    04/20/09      116,815

       John B. Ramil               36,807          3.18         21.4063    04/20/09      139,065

       William N. Cantrell         33,485          2.89         21.4063    04/20/09      126,513

       Royston K. Eustace          27,849          2.41         21.4063    04/20/09      105,219

       (1) The options are exercisable in three equal annual installments beginning one year from the date of grant.

       (2) The values shown are based on the Black-Scholes valuation model and are stated in current annualized dollars on a present value basis.
            The key assumptions used for purposes of this calculation include the following: (a) a 5.56% discount rate; (b) a volatility factor based upon the average trading price for the 36-month period ending March
            31, 1999; (c) a dividend factor based upon the 3-year average dividend paid for the period ending March 31, 1999; (d) the 10-year option term; and (e) an exercise price equal to the fair market value on the date of grant (except in the case of Mr. Fagan's grants, 93,333 of which were granted with an exercise price above the fair market value on the date of grant). The values shown have not been reduced to refl ect the non-transferability of the options or the vesting or forfeiture provisions. The actual value an executive may realize will depend upon the extent to which the stock price exceeds the exercise price on the date the option is exercised. Accordingly, the value, if any, realized by an executive will not necessarily be the value determined by the Black-Scholes model.

                                   Aggregated Option/SAR Exercises in Last Fiscal Year and
                                              Fiscal Year-End Option/SAR Value
                                                                   Number of            Value of
                                                               Shares Underlying      Unexercised
                                                                  Unexercised        In-The-Money
                                                                 Options/SARs        Options/SARs
                                                                  At Year-End        at Year-End
                                  Shares Acquired     Value       Exercisable/       Exercisable/
           Name                   on Exercise (#)   Realized($)  Unexercisable      Unexercisable

           Girard F. Anderson            0               0           264,290/0                0/0
           Robert D. Fagan               0               0           0/140,000                0/0
           Roger H. Kessel               0               0           129,018/0          $18,806/0
           John B. Ramil                 0               0       39,030/36,807                0/0
           William N. Cantrell           0               0       54,030/33,485          $23,339/0
           Royston K. Eustace            0               0       46,725/27,849                0/0


                                   Long-Term Incentive Plans - Awards in Last Fiscal Year
                                Number of      Performance or
                             Shares, units      other period
                                    or        until maturation
       Name                   other rights       or payout      Threshold(#)    Target(#)       Maximum(#)

       Girard F. Anderson          15,141     April 1, 1999 to        7,571       15,141         30,282
                                               March 31, 2002

       Robert D. Fagan             25,000     April 1, 1999 to       12,500       25,000         50,000
                                               March 31, 2002

       Roger H. Kessel              5,457     April 1, 1999 to        2,729        5,457         10,914
                                               March 31, 2002

       John B. Ramil                6,496     April 1, 1999 to        3,248        6,496         12,992
                                               March 31, 2002

       William N. Cantrell          5,910     April 1, 1999 to        2,955        5,910         11,820
                                               March 31, 2002

       Royston K. Eustace           4,915     April 1, 1999 to        2,458        4,915          9,830
                                               March 31, 2002

       Executive Officers as a     60,193     April 1, 1999 to       30,097       60,193        120,386
       group (9 persons)                       March 31, 2002

       Non-Executive Officers      17,294     April 1, 1999 to        8,647       17,294         34,588
       and Employees as a                      March 31, 2002
       group (16 persons)

       For additional information about the 1999 awards of performance-based restricted stock, see "Executive Compensation - Compensation Committee Report on Executive Compensation - Long-Term Incentive Plans" above.




                                     Pension Table

            The following table shows estimated annual benefits payable under the Corporation's pension plan arrangements for the named executive officers other than Messrs. Fagan, Kessel and Eustace.

                                      Years of Service
       Final
       Average Earnings             5        10         15   20 or More

         $300,000  ......       $45,000   $90,000   $135,000  $180,000
          350,000  ......        52,500   105,000    157,500   210,000
          400,000  ......        60,000   120,000    180,000   240,000
          450,000  ......        67,500   135,000    202,500   270,000
          500,000  ......        75,000   150,000    225,000   300,000
          550,000  ......        82,500   165,000    247,500   330,000
          600,000  ......        90,000   180,000    270,000   360,000
          650,000  ......        97,500   195,000    292,500   390,000
          700,000  ......       105,000   210,000    315,000   420,000
          750,000  ......       112,500   225,000    337,500   450,000
          800,000  ......       120,000   240,000    360,000   480,000
          850,000  ......       127,500   255,000    382,500   510,000
          900,000  ......       135,000   270,000    405,000   540,000
          950,000  ......       142,500   285,000    427,500   570,000
        1,000,000  ......       150,000   300,000    450,000   600,000

            The annual benefits payable to each of the named executive officers are equal to a stated percentage of such officer's final average earnings multiplied by his number of years of service, up to a stated maximum. Final average earnings are based on the greater of
       (i) the officer's final 36 months of earnings or (ii) the officer's highest three consecutive calendar years of earnings out of the five calendar years preceding retirement. The amounts shown in the table are based on 3% of such earnings and a maximum of 20 years of service. The amount payable to Mr. Fagan is based on 20% of earnings plus 4% of earnings for each year of service, up to a maximum of 60% of earnings. The amount payable to Mr. Kessel is based on 5% of earnings and his 10 years of service. The amount payable to Mr. Eustace is based on 4% of earnings for each year of service, up to a maximum of 60% of earnings.

            The earnings covered by the pension plan arrangements are the same as those reported as salary and bonus in the summary compensation table
       above.   Years of  service for  the named  executive officers are  as follows: Mr. Anderson (40 years), Mr. Fagan (1 year), Mr. Kessel (10 years), Mr. Ramil (23 years), Mr. Cantrell (24 years) and Mr. Eustace (12 years). The pension benefit is computed as a straight-life annuity commencing at the officer's normal retirement age and is reduced by the
       officer's  Social Security  benefits.   Messrs.  Anderson and  Kessel
       reached their normal retirement age. The normal retirement age is 63 for Messrs. Fagan, Cantrell and Eustace and 63 and 2 months for Mr. Ramil.

            The present value of the portion of the officer's pension benefit that is in excess of the amount payable under the Corporation's qualified retirement plan is, at the election of the officer, payable in the form of a lump sum. The pension plan arrangements also provide death benefits to the surviving spouse of an officer equal to 50% of
       the  benefit payable  to the  officer.   If the  officer dies  during
       employment before reaching his normal retirement age, the benefit is based on the officer's service as if his employment had continued until such age. The death benefit is payable for the life of the spouse.


       Employment and Change in Control Arrangements

            The Corporation has severance agreements with the named executive officers under which payments will be made under certain circumstances in connection with a change in control of the Corporation. A change in control means in general an acquisition by any person of 30% or more of the Common Stock, a change in a majority of the directors, a merger or consolidation of the Corporation in which the Corporation's sharehold ers do not have at least 65% of the voting power in the surviving entity or a liquidation or sale of the assets of the Corporation. Each of these officers is required, subject to the terms of the severance agreements, to remain in the employ of the Corporation for one year following a potential change in control (as defined) unless a change in control earlier occurs. The severance agreements provide that in the event employment is terminated by the Corporation without cause (as defined) or by one of these officers for good reason (as defined) in contemplation of or following a change in control, or if the officer terminates his employment for any reason during the thirteenth month following a change in control, the Corporation will make a lump sum severance payment to the officer of three times annual salary and bonus. In such event, the severance agreements also provide for: (i) a cash payment equal to the additional retirement benefit which would have been earned under the Corporation's retirement plans if employment had continued for three years following the date of termination, (ii) participation in the life, disability, accident and health insurance plans of the Corporation for such period except to the extent such benefits are provided by a subsequent employer and (iii)
       a payment to compensate for the additional taxes, if any, payable on the benefits received under the severance agreements and any other benefits contingent on a change in control as a result of the application  of the excise  tax associated with  Section 280G of  the
       Internal Revenue Code.   In addition, the terms of  the Corporation's
       stock options and restricted stock provide for vesting upon a change in control.

            The Corporation has an agreement with Mr. Fagan which provides that, within the first three years of employment, if his employment is terminated by the Corporation without cause or by Mr. Fagan for good reason, he will receive severance benefits equal to two times annual salary and bonus. Any payments under this agreement would be offset against the amount payable under Mr. Fagan's change-in-control severance agreement.


                          APPROVAL OF THE CORPORATION'S
                      PERFORMANCE-BASED COMPENSATION PROGRAM
                          FOR PURPOSES OF SECTION 162(m)
                           OF THE INTERNAL REVENUE CODE

       Background

            The Corporation is proposing that shareholders approve the material terms under which the Corporation's stock-based awards that are subject to performance criteria ("performance awards") are made. Approval by the shareholders will ensure that the Corporation's tax deduction for compensation paid through performance awards is not limited by the Internal Revenue Code's (the "Code") $1,000,000 limit on deductible compensation.

       Section 162(m)

            Section 162(m) of the Code denies an employer a deduction for compensation in excess of $1,000,000 paid to "covered employees" (generally, the named executives in the summary compensation table) of a publicly held company, unless the compensation is subject to performance goals and, in the case of awards other than stock options and stock appreciation rights granted at not less than fair market value, the material terms of the goals have been approved by shareholders.

       Performance Awards

            The Corporation's performance awards are made under its 1996 Equity Incentive Plan which was approved by the shareholders on April 17, 1996 (the "Plan"). A committee (the "Committee") consisting of not less than three independent members of the Board of Directors appointed by the Board, currently the Compensation Committee, administers the
       Plan.   The Plan  provides for  issuance of  several types of  equity compensation  awards, including  performance shares and  performance-
       accele rated restricted  stock.   Performance shares  are  a type  of
       restricted stock with vesting (nonforfeitability) and/or payout dependent upon the level of attainment of specified performance goals. Performance-accelerated restricted stock vests at a specified date, unless the vesting is accelerated to an earlier date upon attainment of performance goals.

            In 1999, the Corporation granted performance share awards to 28 employees. Information on these awards is included under "Executive Compensation - Long Term Incentive Plans - Awards in Last Fiscal Year" above. These awards provide for the issuance of Common Stock, subject to forfeiture if the Corporation's performance over a three-year period does not meet the specified goal, and subject to an increase in the number of shares awarded if the Corporation's performance exceeds the
       goal.   The performance goal  for these awards is based on  the total return on the Common Stock as compared with the total return on the Dow Jones Electric Utility Index.


       Material terms of performance goals

            One of the requirements for exempting performance-based compensation from Section 162(m) is that shareholders approve the material terms of the performance goals. This requirement does not apply to awards of stock options or stock appreciation rights, which the Plan requires to be granted at not less than fair market value, since by their nature any value from those awards is attributable to an increase in the price of the Common Stock. Therefore, the performance awards to which this proposal relates are performance awards other than stock options and stock appreciation rights granted at fair market value.

            One of the material terms of the performance goals is the definition of the group of employees eligible to receive performance awards. Since the shareholders have already approved the Plan, they have already approved the group to whom the Committee in its discretion may make awards: employees of the Corporation or its affiliates who are capable of contributing significantly to the successful performance
       of  the  Corporation.   Currently,  approximately 150  employees  are
       eligible to receive awards under the Plan.

            The other proposed material terms of the performance goals which the shareholders are being asked to approve are as follows:

            Business criteria on which performance goal is based

            The business criteria on which the Committee may set performance goals for performance awards include one or more of the following criteria selected by the Committee, measured either absolutely or relative to an index: total shareholder return; stock price; earnings per share; net earnings; consolidated pre-tax earnings; revenues; operating income; earnings before interest and taxes; cash flow; return on equity; return on net assets employed; value created; operating margin ; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

            Maximum amount of compensation payable if performance goals are met

            The maximum number of shares with respect to which performance awards (other than stock options and stock appreciation rights granted at not less than fair market value) may be made to any one person in any one calendar year will be limited to 1,000,000, subject to the Plan's overall limit on the number of shares remaining available for all forms of equity compensation awards to all participants in the Plan. The maximum amount of compensation that would be attributable to performance awards is dependent on the future price of the Common Stock.

       Effects of shareholder approval

            If the shareholders approve the material terms of the performance goals, performance awards consistent with those material terms will be exempt from Section 162(m)'s $1,000,000 limit on compensation that is
       tax-de ductible by the Corporation.   The shareholders would  need to
       reapprove the material terms within five years of this approval, or sooner if the Committee changes the material terms from those that the shareholders have approved, in order to continue the Section 162(m) exemption. If the shareholders do not approve the material terms, (i) such portion of the performance awards previously granted as would cause the 162(m) limit to be exceeded would be forfeited and (ii) the tax deductibility of any performance awards that may be granted in the future (other than stock options and stock appreciation rights granted at not less than fair market value) would be limited by Section 162(m).

            The Board of Directors recommends a vote FOR this proposal.




                INFORMATION CONCERNING AUDITORS AND AUDIT COMMITTEE

            The Audit Committee reviews the scope of the audit procedures followed by the independent accountants and the results of their yearly audit, including the audited financial statements. The Committee also reviews the Corporation's internal auditing policies and procedures and the adequacy of the system of internal accounting and financial
       controls.   After  its  review of  the  yearly audit,  the  Committee
       recommends the independent accountants to be appointed for the following year.

            Based on the Audit Committee's recommendation in April 1999, the Board reappointed PricewaterhouseCoopers LLP to serve as independent accountants and to audit the Corporation's financial statements for 1999. Consistent with past procedures, independent accountants for the current fiscal year will be appointed by the Board at its April 2000 meeting.

            Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders and to be available to respond to appropriate questions. They will also have the opportunity to make a statement if they so desire.


                               SHAREHOLDER PROPOSALS

            Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") for inclusion in the Corporation's proxy materials relating to the Annual Meeting of Shareholders in the year 2001 must be received on or before November 3, 2000. In order for a shareholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must be received by the Corporation not later than January 19, 2001. Any such proposals should be sent to: Secretary, TECO Energy, Inc., P.O. Box 111, Tampa, Florida 33601.


        ADVANCE NOTICE PROVISIONS FOR SHAREHOLDER PROPOSALS AND NOMINATIONS

            The Bylaws of the Corporation provide that in order for a shareholder to bring business before or propose director nominations at an annual meeting, the shareholder must give written notice to the Secretary of the Corporation not later than 90 days in advance of the anniversary date of the immediately preceding annual meeting of shareholders. The notice must contain specified information about the proposed business or each nominee and the shareholder making the proposal or nomination. If the annual meeting is scheduled for a date that is not within 30 days before or after such anniversary date, the notice given by the shareholder must be received no later than the tenth day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever first occurs.


                              SOLICITATION OF PROXIES

            In addition to the solicitation of proxies by mail, proxies may be solicited by telephone, facsimile or in person by regular employees of the Corporation. The Corporation has also retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $6,500 plus out-of-pocket expenses. All expenses of this solicitation, including the cost of preparing and mailing this proxy statement, and the reimbursement of brokerage houses and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock, will be paid by the Corporation.


                                   OTHER MATTERS

            The Board of Directors does not know of any business to be presented at the meeting other than the matters described in this proxy statement. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

       Dated: March 6, 2000



                                                                       Exhibit A
                                  [TECO ENERGY LOGO]

                           2000 Annual Shareholders' Meeting
                         Wednesday April 19, 2000, 11:30 A.M.
                                      TECO Plaza
                               702 North Franklin Street
                                 Tampa, Florida 33602

             Attached below is a proxy card for the 2000 Annual Meeting of
                           Shareholders of TECO Energy, Inc.

                  You may vote by Telephone, by Internet, or by Mail.

          To vote by Telephone or Internet, see instructions on reverse side.

       To vote by Mail, please return your proxy in the enclosed Business Reply
                                       Envelope.
                        P.O. Box 9373  Boston, MA  02205-9944.


                                      DETACH HERE
       ------------------------------------------------------------------------


                                         PROXY

                                   TECO ENERGY, INC.

               Proxy for Annual Meeting of Shareholders, April 19, 2000

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                   TECO ENERGY, INC.

       The undersigned hereby constitutes and appoints DuBose Ausley, Hugh L. Culbreath and Robert D. Fagan and any one or more of them, attorneys and proxies of the undersigned, with full power of substitution to each attorney and substitute, for and in the name of the undersigned to appear and vote all shares of Common Stock of TECO Energy, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on April 19, 2000 at 11:30 A.M., and at any and all adjournments thereof, with all powers the undersigned would have if personally present, hereby revoking all proxies previously given.

       SEE (THIS PROXY IS CONTINUED AND IS TO BE SIGNED ON REVERSE SIDE) SEE
       REVERSE                                                          REVERSE
       SIDE                                                             SIDE



       [TECO ENERGY LOGO]
       702 North Franklin Street
       Tampa, FL 33602



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       1-877-PRX-VOTE  (1-877-779-8683)        and posted.


       Follow these four easy steps:           Follow these four easy steps:

       1.   Read the accompanying Proxy        1.   Read the accompanying Proxy
            Statement and Proxy Card.               Statement and Proxy Card.

       2.   Call the toll-free number          2.   Go to the Website
            1-877-PRX-VOTE (1-877-779-8683).        http://www.eproxyvote.com/te
            For shareholders outside the
            United States call collect on a
            touch-tone phone 1-201-536-8073.   3.   Enter  your  14-digit  Voter
                                                    Control  Number  located  on
                                                    your Proxy Card above your
       3.   Enter your 14-digit Voter Control       name.
            Number located on your Proxy Card
            above your name.                   4.   Follow the instructions
                                                    provided.

       4.   Follow the recorded instructions.

            Your vote is important!                 Your vote is important!
            Call 1-877-PRX-VOTE anytime!            Go to http://
                                                     www.eproxyvote.com/te
                                                     anytime!

       Do not return your Proxy Card if you are voting by Telephone or Internet


                                      DETACH HERE
       ------------------------------------------------------------------------



       /X/  Please mark votes as in this example.


       1. ELECTION OF DIRECTORS

       The Board Recommends a Vote FOR all Nominees.
       Instructions - To vote against any individual nominee(s), mark Box (C) and write the name(s) of such nominee(s) above the line provided below.

       Nominees:  (01) S.L. Baldwin,  (02) H.L. Culbreath,  (03) R.D. Fagan,
                  (04) L. Guinot, Jr. and (05) W.P. Sovey.

       /  / (A)   FOR ALL NOMINEES             /  /  (B)  AGAINST ALL NOMINEES

       /  / (C)
                  FOR ALL NOMINEES EXCEPT


       2.   PROPOSAL TO APPROVE PERFORMANCE-BASED
            COMPENSATION PROGRAM

       The Board Recommends a Vote AGAINST the Proposal.

       /  / FOR                                /  /  AGAINST

       /  / ABSTAIN

            In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the meeting.

            This proxy will be voted as specified, or if no specification is made, FOR Proposals 1 and 2.

                         PLEASE SIGN AND MAIL THIS PROXY TODAY

       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  /  /

     INSTRUCTIONS - Signatures should correspond exactly with the name or names of Shareholders as they appear on this proxy. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full titles. Execution on behalf of corporations should be by a duly authorized officer and on behalf of partnerships by a general partner or in the firm name by another duly authorized person.

       Signature: _____________ Date: _____ Signature: ____________ Date: _____